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                                                                    Exhibit 23.3
                 CONSENT OF PERSON CHOSEN TO BECOME A DIRECTOR

                                                                  April 27, 1995

     Reference is made to the Registration Statement on Form S-3 being filed by Anthony Industries, Inc., a Delaware corporation (the "Company"), on the date hereof (the "Registration Statement"). The undersigned consents to be named in the Registration Statement as a person who will become a director of the Company.


                                               /s/ Richard M. Rodstein
                                               -----------------------
                                                 Richard M. Rodstein